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EXHIBIT 12.1

PCA INTERNATIONAL, INC. STATEMENT REGARDING COMPUTATION OF RATIOS

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
                                                                                                          For the Thirteen
                                                             For the Fiscal Year                             Weeks Ended
                                              -------------------------------------------------------    April 29,     May 5,
                                                1997       1998        1999        2000        2001        2001        2002
                                              --------   --------    --------    --------    --------    --------    --------
Fixed Charges:
Net interest expense (including
  amortization of deferred financing costs)   $  6,571   $ 15,448    $ 28,746    $ 29,107    $ 29,683    $  6,962    $  6,752
                                              --------   --------    --------    --------    --------    --------    --------

Fixed charges                                 $  6,571   $ 15,448    $ 28,746    $ 29,107    $ 29,683    $  6,962    $  6,752
                                              --------   --------    --------    --------    --------    --------    --------
Earnings:
Income (loss) from continuing
  operations before income taxes              $ 16,292   $(24,576)   $(15,335)   $ (9,716)   $(17,385)   $ (9,234)   $ (1,773)
Fixed charges                                    6,571     15,448      28,746      29,107      29,683       6,962       6,752
                                              --------   --------    --------    --------    --------    --------    --------
Earnings                                      $ 22,863   $ (9,128)   $ 13,411    $ 19,391    $ 12,298    $ (2,272)   $  4,979
                                              ========   ========    ========    ========    ========    ========    ========
Ratio of Earnings to Fixed Charges                 3.5       --          --          --          --          --          --
                                              ========   ========    ========    ========    ========    ========    ========
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